As filed with the Securities and Exchange Commission on December 16, 2025

Registration Statement No. 333-284981
Registration Statement No. 333-287004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-284981
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-287004

UNDER THE SECURITIES ACT OF 1933

ALLETE, Inc.	Minnesota	41‑0418150
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 West Superior Street
Duluth, Minnesota 55802‑2093
(218) 279‑5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JULIE L. PADILLA, ESQ.
Vice President, Chief Legal Officer
and Corporate Secretary
30 West Superior Street
Duluth, Minnesota 55802-2093
(218) 279 5000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post‑effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☒

If this Form is a post‑effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933. ☐

EXPLANATORY NOTE

These Post-Effective Amendments (each, a “Post-Effective Amendment” and collectively, the “Post-Effective Amendments”) relate to the following registration statements filed by ALLETE, Inc. (the “Company”) with the Securities and Exchange Commission on Form S-3: Registration Statement Nos. 333-284981 and 333-287004 (each, as amended, a “Registration Statement” and collectively, the “Registration Statements”).

On December 15, 2025, pursuant to the terms of the Plan of Merger, dated as of May 5, 2024, by and among the Company, Alloy Parent LLC, a Delaware limited liability company (“Parent”), and Alloy Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a subsidiary of Parent.

As a result of the Merger, any and all offerings of securities registered pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Company in each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under such Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities that remain unsold under each Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Minnesota, on the 16th day of December, 2025.

ALLETE, Inc.

By	/s/ Julie L. Padilla
Julie L. Padilla
Vice President, Chief Legal Officer and Corporate Secretary

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.